UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

AARON’S, INC.
 (Exact name of registrant as specified in its charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, the Compensation Committee of the Board of Directors of Aaron’s, Inc. (the “Company”) approved an amendment to certain restricted stock awards made on November 7, 2006. The original terms of the affected awards, which were made under the Company’s 2001 Stock Option and Incentive Award Plan, provided that (1) half of the shares granted to a recipient would vest on February 28, 2010 (the “Vesting Date”) upon the achievement of a specified average annual pre-tax profit margin for the Aaron’s Sales & Lease Ownership division over the three-year period ended December 31, 2009, and (2) the other half would vest on the Vesting Date upon the achievement of a 15% average annual revenue growth rate for the division over the same three-year period, in each case provided the recipient remained employed with the Company through the Vesting Date. Although it appears that the pre-tax profit margin objective will be exceeded, it is expected that the average annual revenue growth rate will be in the range of 12% to 13%.

As initially announced in the Company’s October 24, 2007 press release regarding its third quarter 2007 results, starting in late 2007 (less than one year into the three-year measurement period for the restricted stock awards) the Company changed its strategy to more effectively manage existing and new stores and improve overall operating and profit performance. This change was partially accomplished by slowing the Company’s pace of new store openings, in addition to accelerating the consolidation and/or disposition of underperforming stores. The Compensation Committee noted that the decision to slow store growth, while succeeding in helping to improve profitability, inevitably slowed revenue growth as well. The Committee also observed that the actual revenue growth rate achieved was commendable, not only in view of the strategic decision to slow store growth, but also considering the negative economic conditions that have prevailed in recent years.

In light of these considerations, the Committee amended the revenue growth vesting condition to reduce the target growth rate, but also to extend the measurement period by an additional year. Specifically, as amended, the 50% portion of the awards contingent upon achieving specified revenue growth will vest on February 28, 2011 if the average annual revenue growth rate for the Aaron’s Sales & Lease Ownership division over the four-year period ended December 31, 2010 exceeds 10%.

The amendment modifies only the portion of the November 2006 restricted stock grants that relates to the revenue growth objective, and in no way modifies the portion of the grants that relates to the pre-tax profit margin objective. The portion of the grants that depend upon achievement of the pre-tax profit margin objective will continue unmodified, and will vest or be forfeited on February 28, 2010 in accordance with the original terms of the awards.

The Company’s form of Performance-Based Vesting Restricted Stock Award Agreement used under its 2001 Stock Option and Incentive Award Plan is filed herewith as Exhibit 10.1.

Statements in this Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, customer demand and other issues, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Statements in this release that are “forward-looking” include, without limitation, the Aaron’s Sales & Lease Ownership division’s projected pre-tax profit margin and revenue growth rate for the three-year period ending December 31, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Aaron’s, Inc. Performance-Based Vesting Restricted Stock Award Agreement under the 2001 Stock Option and Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By: /s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President,
Date: December 24, 2009	Chief Financial Officer

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